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                                                                    EXHIBIT 23.1
                                                                    ------------

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Employee Welfare Benefits Plan
Committee of FMC Corporation:


We consent to incorporation by reference in the registration statement (No. 333-62683) on Form S-8 of FMC Corporation of our report dated June 28, 2000, relating to the statements of net assets available for benefits of FMC Corporation 401(k) Plan for Employees Covered by a Collective Bargaining Agreement (the Plan) as of December 31, 1999 and 1998, and the related statements of changes in net assets available for benefits for each of the years in the two year period then ended, which report appears in the December 31, 1999 annual report on Form 11-K of FMC Corporation 401(k) Plan for Employees Covered by a Collective Bargaining Agreement for the year ended December 31, 1999.


                                                      /s/ KPMG LLP


Chicago, Illinois
June 28, 2000